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                                  EXHIBIT 99.4
                            Form of Escrow Agreement

                                ESCROW AGREEMENT

Parties:          JDR HOLDINGS, INC.
                  a Delaware corporation ("JDR")
                  500 N. Franklin Turnpike
                  Ramsey, NJ  07446

                  NCO Group, Inc.
                  a Pennsylvania corporation ("NCO")
                  515 Pennsylvania Avenue
                  Fort Washington, PA 19034

                  JDR Acquisition Inc.
                  a Delaware corporation ("Newco")
                  515 Pennsylvania Avenue
                  Fort Washington, PA 19034

                  [               ] ("Escrow Agent")
                  __________________________________
                  __________________________________

DATE: ____________________, 1999


                                   Background


     A. JDR, NCO and Newco are parties to an Amended and Restated Agreement and Plan of Reorganization dated as of November 1, 1998 ("Reorganization Agreement"), and a related Amended and Restated Plan of Merger dated as of November 1, 1998 ("Plan of Merger") providing for the merger of Newco with and into JDR with the conversion of each outstanding share of JDR Stock (as defined in the Reorganization Agreement) into immediately deliverable shares of NCO Stock (as defined in the Plan of Merger) and the right to receive additional shares of NCO Stock held by the Escrow Agent under this Agreement. NCO will deliver to the Escrow Agent shares of NCO Stock ("Escrowed Stock") as is equal to six percent (6%) of the total NCO Stock to be issued to the stockholders of JDR (the "Stockholder") in exchange for their shares of JDR Stock in accordance with the terms of the Plan of Merger (5% of the total NCO Stock is to be issued in the Merger and put into escrow hereunder is hereinafter referred to as the "Base Escrow Fund" and 1% of the total NCO Stock to be issued in the Merger and put into escrow hereunder is hereinafter referred to as the "Tax Escrow Fund".).

     B. JDR and NCO have delivered to the Escrow Agent a list of the names and addresses of JDR's Stockholders showing as to each the number of shares of NCO Stock (including fractional shares) deposited in respect of the shares of JDR Stock owned by such Stockholders.


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         NOW, THEREFORE, the parties hereto agree as follows:


         1. Stockholder Accounts. a. The Escrow Agent shall maintain records and an account for each Stockholder showing the number of shares deposited hereunder in respect of the shares of JDR Stock owned by each such Stockholder. As soon as practicable after the Effective Date (as defined in the Plan of Merger), the Escrow Agent shall mail to each Stockholder a statement showing the number of shares of Escrowed Stock held by the Escrow Agent for such Stockholder. Subsequent statements shall be distributed following any distributions pursuant to Section hereof.

                  b. At all times prior to the distribution of any Escrowed Stock to NCO hereunder, all income earned on and all dividends or other distributions paid with respect to any of the Escrowed Stock or Escrowed Cash, shall be the sole property of the JDR Stockholders as their respective interests are set forth herein, and the JDR Stockholders shall have the right to vote all Escrowed Shares as their respective interests are set forth herein at all meetings of shareholders of NCO.

         2. Distribution of Escrowed Stock. The Escrow Agent shall distribute the Escrowed Stock as follows:

                  a. In accordance with the mutual written direction of NCO and the Stockholder's Agents.

                  b. When payment of any claim for indemnification becomes due under Section 14 of the Reorganization Agreement, NCO shall forward to the Escrow Agent with a copy to the Stockholder's Agents a notice ("Payment Notice") setting forth the amount to which NCO is entitled ("Claim Amount") and provide evidence to the Escrow Agent of the receipt by the Stockholder's Agent (as provided for in Section 13 hereof) of the Payment Notice. The Claim Amount shall be applied against all Stockholders' accounts maintained by the Escrow Agent on a pro rata basis based upon the amounts of Escrowed Stock initially deposited therein. The Escrow Agent within 10 business days thereafter shall deliver to NCO certificates representing such number of shares of NCO Stock, rounded downward to the nearest whole share, valued at the Valuation Price (as defined below), equal to the amount specified in the Payment Notice allocated by the Escrow Agent to accounts containing Escrowed Stock; provided that such delivery shall only occur if either (i) the Escrow Agent has not received notice from the Stockholder's Agents of its intention to contest the Claim Amount within 7 business days after Escrow Agent and the Stockholder's Agents receive NCO's Payment Notice or (ii) the Payment Notice is accompanied by either a final judgment or order or a settlement agreement determining the amount owed, and provided further, that all indemnification claims under Section 14 of the Reorganization Agreement other than indemnification claims made with respect to JDR sales and use tax liability claims ("Tax Claims") shall be paid only from the Base Escrow Fund and all Tax Claims shall be paid only from the Tax Escrow Fund. In the event that the value of the Escrowed Stock in an account is insufficient to pay the allocable portion of the Claim Amount, the Escrow Agent shall not be entitled to make up any deficiency from any other account. Notwithstanding any other provisions of this Agreement, the aggregate amount of all claims to which NCO is entitled shall not exceed, with respect to the Base Escrow Fund, the product of the Valuation Price and the number of shares of NCO Stock initially deposited in the Base Escrow Fund and, with respect to the Tax Escrow Fund, the Product of the Valuation Price and the number of shares of NCO Stock initially deposited in the Tax Escrow Fund.

                  c. On the one year anniversary of the Effective Date (as defined in the Reorganization Agreement) (the "Termination Date"), the Escrow Agent shall distribute to the Stockholders the remaining shares and remaining Escrowed Cash held in the Base Escrow Fund (less a number of shares equal to the aggregate of the fractional share interests to which NCO is entitled by reason of the deposit by NCO of an excess fractional share hereunder or by reason of distribution to NCO of less than the Claim Amount specified in a Payment Notice, which shall be distributed to NCO) less the shares and/or Escrowed Cash having a total value, based upon the Valuation Price, equal to the aggregate amount set forth in any then outstanding claim notices ("Pending Claim Amount") delivered under Section 14 of the Reorganization Agreement ("Claim Notices"). For this purpose the amount set forth in any outstanding Claim Notices shall be allocated among accounts in the same manner as set forth in Section hereof.

                  d. After the Termination Date, upon resolution of each remaining outstanding Claim

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Notices in accordance with the procedure set forth in Section with respect to Payment Notices, the Escrow Agent shall distribute to the Stockholders the remaining shares and Escrowed Cash held in the Base Escrow Fund (less a number of shares equal to the aggregate of the fractional share interests to which NCO is entitled by reason of the deposit by NCO of an excess fractional share hereunder or by reason of distribution to NCO of less than the Claim Amount specified in a Payment Notice, which shall be distributed to NCO) less the shares and/or Escrowed Cash having a total value, based upon the Valuation Price, equal to the aggregate amount set forth in any then outstanding Claim Notices. For this purpose the amount set forth in any outstanding Claim Notices shall be allocated among accounts in the same manner as set forth in Section hereof.

                  e. On the date Tax Claims have been resolved and satisfied with applicable taxing authorities or the applicable portion of the statute of limitations has run, the Escrow Agent shall distribute to the Stockholders the remaining shares and the remaining Escrowed Cash held in the Tax Escrow Fund (less a number of shares equal to the aggregate of the fractional share interests to which NCO is entitled by reason of the deposit by NCO of an excess fractional share hereunder or by reason of distribution to NCO of less than the Claim Amount specified in a Payment Notice, which shall be distributed to NCO) as set forth on Schedule "A" hereof.

                  f. No fractional shares of NCO Stock shall be distributed by the Escrow Agent. In lieu of the distribution of fractional shares, the number of shares of NCO Stock to be distributed to each Stockholder in accordance with this Agreement shall be rounded off to the nearest whole number of shares of NCO Stock.

         3. Valuation of Escrowed Stock. Except as otherwise expressly provided for, the value of each share of the Escrowed Stock for purposes of this Agreement shall be the arithmetic average of the last reported sale prices ("Valuation Price") of one share of NCO Stock, as reported on the Nasdaq National Market during the ten (10) trading days ending on and including the trading day one day before the Effective Date (as defined in the Reorganization Agreement).

         4. Exchange of Collateral. A Stockholder may, at its or his option, deposit with the Escrow Agent an equivalent value of cash ("Escrowed Cash") in exchange for all or any portion of the Escrowed Stock in such Stockholder's account. The equivalent value of the Cash will be based on the last reported sale price of NCO common stock, as reported on the Nasdaq National Market, on the day that the cash is surrendered in substitution for the Escrowed Stock. In any such case, references to the Escrowed Stock and distributions thereof shall be deemed to refer instead to the Escrowed Cash and distributions thereof.

         5. Resignation and Removal of Escrow Agent. The Escrow Agent may resign at any time or be removed by the mutual consent of NCO and the Stockholder's Agents upon notice given at least 30 days prior to the effective date of such resignation or removal; provided, however, that no resignation or removal of the Escrow Agent and no appointment of a successor Escrow Agent shall be effective until the acceptance of appointment by a successor Escrow Agent in the manner herein provided. In the event of the resignation or removal of the Escrow Agent, and the failure of NCO and the Stockholder's Agents to agree upon a successor Escrow Agent within 30 days after the receipt of notice of such resignation or removal, NCO shall have the right to appoint a successor Escrow Agent which shall be a commercial bank or trust company having a combined capital and surplus of at least $100,000,000. Any successor Escrow Agent, whether appointed by the mutual agreement of NCO and the Stockholder's Agents or otherwise, shall execute and deliver to the predecessor Escrow Agent an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named herein.

         6. Liability of Escrow Agent; Expenses. The Escrow Agent shall have no liability or obligation hereunder except for its willful misconduct or gross negligence. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and

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accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question of the construction of any of the provisions hereof or of the Reorganization Agreement or of its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instruction of such counsel. The fees and expenses of the Escrow Agent charged and incurred in performing its obligations hereunder shall be borne by NCO. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which such compensation shall be paid by NCO. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from NCO.

         7. Indemnification of Escrow Agent. Subject to Section 6 hereof, each of NCO and the Stockholders, severally and not jointly, hereby indemnify and hold harmless Escrow Agent from and against, one-half of any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of Escrow Agent.

         8. Notices. All notices, consents, waivers or other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

         If to NCO or the Stockholders, as set forth in Section 15.4 of the Reorganization Agreement.

         If to the Escrow Agent (including any Payment Notice):

                  [                                     ]
                  [                                     ]
                  Attention: [                      ]
                  [                                     ]
                  [                                     ]
                  Fax:     [                           ]

                  with copies to NCO and the Stockholders (at their respective addresses set forth in the Reorganization Agreement).

         9. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without regard to conflicts of law.

         10. Assignment; Binding Effect. The rights of the Stockholders hereunder are personal and may not be assigned or otherwise transferred except by operation of law. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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         11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

         12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except by written amendment.

         13. Right of Stockholder's Agent to Act for Former JDR Shareholders. Each of the JDR Stockholders expressly grants to David D'Anna and Advanta Partners LP, or their respective designees (collectively the "Stockholder's Agents") the full power and authority to represent such JDR Stockholder for the purpose of handling claims under and pursuant to this Escrow Agreement including settling all disputes related thereto, provided that nothing herein shall have the effect of treating any JDR Stockholder differently from any other. Any action by the Stockholder's Agents shall be valid only if authorized by both such agents. JDR agrees to indemnify, defend and hold harmless the Stockholder's Agent from any and all costs, expenses, damages or liabilities of any kind whatsoever (including legal fees) arising by virtue of their services as Stockholder's Agent hereunder.


         WITNESS THE DUE EXECUTION AND DELIVERY OF THIS ESCROW AGREEMENT AS OF THE DATE FIRST STATED ABOVE.


JDR HOLDINGS, INC.                      NCO GROUP, INC.


By: ________________________________    By: ____________________________________
    Name:                                   Name:
    Title:                                  Title:


JDR ACQUISITION INC.                    ESCROW AGENT:
                                        [                 ]


By: _______________________________     By: ____________________________________
    Name:
    Title: